Exhibit 99.1

Velo3D Announces Fourth Quarter and Fiscal Year 2021 Financial Results
Exceeded Fourth Quarter and Full Year Revenue Forecast
Reiterates Previous FY2022 Revenue Guidance of $89 Million

•Exceeded revenue forecast – 20% sequential increase / 45% growth vs FY 2020
•Shipped first Sapphire XC system to aerospace customer in Q421
•Achieved 2021 shipments goal of 23 systems - 77% year over year growth
•Continued bookings strength – 34 systems booked in 2021 versus goal of 24
•Significant backlog for 2022 – 23 Sapphire systems (18 Sapphire XC)

CAMPBELL, Calif., Mar. 2, 2022 - Velo3D, Inc. (NYSE: VLD), a leading additive manufacturing technology company for mission-critical metal parts, today announced financial results for its fourth quarter and fiscal year ended December 31, 2021.

“Our performance reflects strong execution as we exceeded our fourth quarter and fiscal year 2021 revenue forecast, surpassed our bookings target and achieved a key strategic milestone as we shipped our first Sapphire XC system which will be a significant driver of our growth in 2022,” said Benny Buller, CEO of Velo3D. “Overall, 2021 was an important and successful year for Velo3D, and I’m enormously proud of everything we achieved. Customer demand for our industry leading Sapphire systems remains high as we help some of the world’s most innovative companies create the future using our advanced additive manufacturing technology”.

“In addition to shipping a record number of systems in the fourth quarter, our strong bookings reflected increasing demand across a number of verticals as we execute on our land and expand strategy. For the year, shipments increased more than 75% and we continued to add new customers, including our first customer in Europe, which is a significant market opportunity we are looking to capitalize on this year. Also, we believe we remain well positioned to achieve our 2022 goals given our fourth quarter execution as well as the strong revenue visibility provided by our current backlog of 23 systems, including 18 Sapphire XC systems. As a result, we are reiterating our previous 2022 revenue guidance of $89 million,” continued Buller.

“Looking forward, we are excited about our long-term opportunities given our industry leading technology, continued execution on our growth plans and strong customer demand. Specifically for 2022, our strategic priorities will focus on expanding our new and existing customer footprint in both the U.S and Europe reflecting the increasing demand for our Sapphire XC system. Additionally, we will continue the buildout of our new manufacturing facility which will enable us to more than double annual shipments in 2022. Finally, we will remain focused on delivering the highest level of service possible to enable our customers to design and build the high value metal parts they need to succeed-without compromise,” concluded Buller.

($ Millions, except percentages and per-share data)	4th Quarter 2021	3rd Quarter 2021	4th Quarter 2020	FY2021	FY2020
GAAP revenue	$10.4	$8.7	$6.7	$27.4	$19.0
GAAP gross margin	16%	17%	35%	18%	34%
GAAP Net Loss[1]	($14.4)	($66.6)	($4.2)	($107.1)	($21.8)
GAAP Net Loss per diluted share	($0.08)	($3.36)	($0.26)	($2.51)	($0.56)

Non-GAAP Net Loss[2]	($17.5)	($14.6)	($4.0)	($51.9)	($20.4)
Non-GAAP Net Loss per diluted share[2]	($0.10)	($0.74)	($0.25)	($1.21)	($1.30)
Cash and investments	$223	$297	$16	$223	$16
Information about Velo3d’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release.
1.Third quarter and full year 2021 results include $51 million extraordinary charge related to the loss on fair value on the convertible note modification in conjunction with the JAWS Spitfire merger transaction.
2.Reconciliations to U.S. generally accepted accounting principles (GAAP) financial measures are presented below under “Non-GAAP Financial Information”. Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, fair value adjustment for the

Company’s warrants and earnout liabilities and charge related to the loss on fair value on the convertible note modification.

Summary of Fourth Quarter and FY 2021 results
Revenue for the fourth quarter was $10.4 million, an increase of 20% compared to the third quarter of 2021. For fiscal year 2021, revenue rose 45% to $27 million. The improvement in revenue was driven primarily by higher Sapphire system sales as well as increased revenue from support services and recurring payment transactions due to the Company’s increasing installed base of systems.
The Company shipped a record 8 systems in the fourth quarter including its first Sapphire XC system. For 2021, the Company shipped a total of 23 systems compared to 13 systems in 2020, an increase of 77%, including shipments to 10 new customers. Finally, with the booking of 34 systems in 2021, the Company has increasing confidence in its ability to reach its revenue goals this year.

Gross margin for the quarter was 16% and primarily reflected the impact of launch customer price concessions for the Company’s first Sapphire XC system shipped during the quarter. This pricing reduced the Company’s gross margin for the fourth quarter by approximately 400 basis points and is expected to impact gross margin through the third quarter of 2022 as the Company completes the delivery of an additional 9 Sapphire XC systems under its launch customer contract. Additionally, as we gain experience with Sapphire XC production, the Company expects to lower its material costs and reduce labor and overhead expenses per unit. As a result of these efficiencies, the Company expects to achieve a gross margin of 30% in the fourth quarter.

Operating expenses for the quarter rose 26% sequentially to $20.8 million, primarily driven by increased headcount and other general and administrative costs to fund the Company’s global expansion plans. Non-GAAP operating expenses, which excluded stock-based compensation expense of $2.6 million, was $18.2 million.

Net loss for the quarter was $14.4 million. Non-GAAP net loss, which excludes loss on fair value of warrants, gain on fair value of earnout liabilities and stock-based compensation, was $17.5 million. Adjusted EBITDA for the quarter, excluding loss on fair value of warrants, gain on fair value of earnout liabilities and stock-based compensation, was a loss of $14.7 million. For more information regarding the Company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

The Company ended the quarter with a strong balance sheet with $223 million in cash and investments which reflects the repayment of $20.8 million in debt. As a result, the Company believes it has the liquidity for ongoing technology investments as well as providing the resources needed to fund its growth plans.

Guidance
For fiscal year 2022, the Company is providing the following guidance.

a.Reiterating previous revenue guidance of $89 million
b.Total bookings – 47-49
c.Total shipments – 47-49
d.Sapphire XC shipments – 23-25
e.New customer additions – 23-25

For fiscal year 2022, given its significant backlog and increasing demand for its Sapphire XC solution, the Company remains confident in its ability to achieve its 2022 revenue forecast of $89 million.

The Company will host a conference call for investors this afternoon to discuss its fourth quarter 2021 performance at 2:00 p.m. Pacific Time. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at https://ir.velo3d.com/.

About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.
Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The end-to-end solution includes the Flow™ print preparation software, the Sapphire® family of printers and the Assure™ quality control system—all of which are powered by Velo3D’s Intelligent Fusion® manufacturing process. The company delivered its first Sapphire® system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy and Lam Research. Velo3D has been named to Fast Company’s prestigious annual list of the World’s Most Innovative Companies for 2021. For more information, please visit velo3d.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.

###

Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contact:
Velo3D
Dan Sorensen, Senior Director of PR
dan.sorensen@velo3d.com

Amounts herein pertaining to December 31, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the three and twelve months ended December 31, 2021 will be provided upon filing our Annual Report on Form 10-K with the SEC.

Forward-Looking Statements:
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s guidance for full year 2022 (including the Company’s estimates for revenue, total Sapphire bookings, total Sapphire shipments, Sapphire XC shipments and new customer additions), the Company’s revenue forecast for 2022 and its ability to achieve such forecast, the Company’s expectations regarding its pricing, expenses and gross margin during 2022, the Company’s strategic priorities for 2022 (including the Company’s customer expansion plans), the timing and benefits of the Company’s manufacturing facility expansion, the expected benefits of the Company’s investments, the Company’s expectations regarding its capital requirements, and the Company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 (the “Q3 2021 10-Q”), which was filed by the Company with the SEC on November 16, 2021 and the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to recognize the anticipated benefits of the merger transaction, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) costs related to the merger transaction; (3) changes in the applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) the impact of the global COVID-19 pandemic; and (6) other risks and uncertainties indicated from time to time described in the Q3 2021 10-Q, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The Company uses non-GAAP financial measures to help it make strategic decisions, establish budgets and operational goals for managing its business, analyze its financial results and evaluate its performance. The Company also believes that the presentation of these non-GAAP financial measures in this release provides an additional tool for investors to use in comparing the Company’s core business and results of operations over multiple periods. However, the non-GAAP financial measures presented in this release may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the Company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States (“GAAP”).

The information in the table below sets forth the non-GAAP financial measures that the Company uses in this release. Because of the limitations associated with these non-GAAP financial measures, “EBITDA,” “Adjusted EBITDA”, “Non-GAAP Net Loss”, and “Adjusted Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA, Non-GAAP Net Loss and Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the Company business.

The following table reconciles Net loss to EBITDA, Adjusted EBITDA and Non-GAAP Net Loss and Total Operating Expenses to Adjusted Operating Expenses during the years ended December 31, 2021 and 2020, the three months ended December 31, 2021 and 2020, and the three months ended September 30, 2021:

Velo3D, Inc.
NON-GAAP Net Loss Reconciliation
(Unaudited)

	Three months ended						Year Ended December 31,
	December 31, 2021		September 30, 2021		December 31, 2020		2021		2020
	(In thousands, except for percentages)
Revenue	$10,410	100.0%	$8,711	100.0%	$6,742	100.0%	$27,439	100.0%	$18,975	100.0%
Gross Profit	$1,690	16.2%	$1,474	16.9%	$2,374	35.2%	$4,958	18.1%	$6,367	33.6%
Net Loss	$(14,428)	(138.6)%	$(66,578)	(764.3)%	$(4,216)	(62.5)%	$(107,091)	(390.3)%	$(21,807)	(114.9)%
Stock-based compensation	2,617	25.1%	676	7.8%	212	3.1%	4,368	15.9%	1,455	7.7%
Loss on convertible note modification	—	0.0%	50,577	580.6%	—	0.0%	50,577	184.3%	—	0.0%
Loss/(gain) on fair value of warrant liabilities	1,569	15.1%	1,892	21.7%	(1)	0.0%	5,202	19.0%	(4)	—%
Gain on fair value of contingent earnout liabilities	(7,261)	(69.8)%	(2,014)	(23.1)%	—	0.0%	(9,275)	(33.8)%	—	0.0%
Merger related transactional costs	—	0.0%	846	9.7%	—	0.0%	4,360	15.9%	—	0.0%
Non-GAAP Net Loss	$(17,503)	(168.1)%	$(14,601)	(167.6)%	$(4,005)	(59.4)%	$(51,859)	(189.0)%	$(20,356)	(107.3)%
Non-GAAP Net Loss per share, basic and diluted	$(0.10)		$(0.74)		$(0.25)		$(1.21)		$(1.30)
Weighted-average shares used in computing Non-GAAP Net Loss per share , basic and diluted	183,177,088		19,832,992		16,003,558		42,684,938		15,629,179

Velo3D, Inc.
NON-GAAP Adjusted EBITDA Reconciliation
(Unaudited)

	Three months ended						Year Ended December 31,
	December 31, 2021		September 30, 2021		December 31, 2020		2021		2020
	(In thousands, except for percentages)
Revenue	$10,410	100.0%	$8,711	100.0%	$6,742	100.0%	$27,439	100.0%	$18,975	100.0%
Net Loss	(14,428)	(138.6)%	(66,578)	(764.3)%	(4,216)	(62.5)%	(107,091)	(390.3)%	(21,807)	(114.9)%
Interest expense	$1,110	10.7%	$986	11.3%	$440	6.5%	$2,740	10.0%	$639	3.4%
Tax expense	—	0.0%	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Depreciation and amortization	1,731	16.6%	584	6.7%	389	5.8%	2,170	7.9%	1,240	6.5%
EBITDA	(11,587)	(111.3)%	(65,008)	(746.3)%	(3,387)	(50.2)%	(102,181)	(372.4)%	(19,928)	(105.0)%
Stock-based compensation	2,617	25.1%	676	7.8%	212	3.1%	4,368	15.9%	1,455	7.7%
Loss/(gain) on fair value of warrant liabilities	1,569	15.1%	1,892	21.7%	(1)	0.0%	5,202	19.0%	(4)	0.0%
Gain on fair value of contingent earnout liabilities	(7,261)	(69.8)%	(2,014)	(23.1)%	—	—%	(9,275)	(33.8)%	—	—%
Adjusted EBITDA	(14,662)	(53.4)%	(64,454)	(739.9)%	(3,176)	(47.1)%	(101,886)	(371.3)%	(18,477)	(67.3)%
Merger related transactional costs	—	0.0%	846	9.7%	—	0.0%	4,360	15.9%	—	0.0%
Loss on fair value on the convertible note modification	—	0.0%	50,577	5.8%	—	0.0%	50,577	1.8%	—	0.0%
Adjusted EBITDA excluding merger related transactional costs and loss on fair value on the convertible note modification	$(14,662)	(140.8)%	$(13,031)	(149.6)%	$(3,176)	(47.1)%	$(46,949)	(171.1)%	$(18,477)	(97.4)%

Velo3D, Inc.
NON-GAAP Adjusted Operating Expenses Reconciliation
(Unaudited)

	Three months ended						Year Ended December 31,
	December 31, 2021		September 30, 2021		December 31, 2020		2021		2020
	(In thousands, except for percentages)
Revenue	$10,410	100.0%	$8,711	100.0%	$6,742	100.0%	$27,439	100.0%	$18,975	100.0%
Cost of revenue	8,720	83.8%	7,237	83.1%	4,368	64.8%	$22,481	81.9%	12,608	45.9%
Gross profit	$1,690	16.2%	$1,474	16.9%	$2,374	35.2%	$4,958	18.1%	$6,367	23.2%
Operating expenses
Research and development	7,921	76.1%	7,987	91.7%	3,271	48.5%	27,002	98.4%	14,188	74.8%
Selling and marketing	4,657	44.7%	$3,346	38.4%	$2,603	38.6%	$12,363	45.1%	7,004	36.9%
General and administrative	8,190	78.7%	5,158	59.2%	313	4.6%	23,352	85.1%	6,382	33.6%
Total operating expenses	20,768	199.5%	16,491	189.3%	6,187	91.8%	62,717	228.6%	27,574	145.3%
Stock-based compensation	2,617	25.1%	676	7.8%	212	3.1%	4,368	15.9%	1,455	7.7%
Merger related transactional costs	—	—%	846	9.7%	—	0.0%	4,360	15.9%	—	—%
Adjusted operating expenses	$18,151	174.4%	$14,969	171.8%	$5,975	88.6%	$53,989	196.8%	$26,119	137.6%

Velo3D, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
Revenue
3D Printer	$9,421	$7,281	$5,927	$23,015	$16,965
Recurring payment	358	596	204	1,589	350
Support services	631	834	611	2,835	1,660
Total Revenue	10,410	8,711	6,742	27,439	18,975
Cost of revenue
3D Printer	7,386	5,692	3,753	17,560	10,605
Recurring payment	250	418	143	1,112	245
Support services	1,084	1,127	472	3,809	1,758
Total cost of revenue	8,720	7,237	4,368	22,481	12,608
Gross profit	1,690	1,474	2,374	4,958	6,367
Operating expenses
Research and development	7,921	7,987	3,271	27,002	14,188
Selling and marketing	4,657	3,346	2,603	12,363	7,004
General and administrative	8,190	5,158	313	23,352	6,382
Total operating expenses	20,768	16,491	6,187	62,717	27,574
Loss from operations	(19,078)	(15,017)	(3,813)	(57,759)	(21,207)
Interest expense	(1,110)	(986)	(440)	(2,740)	(639)
Loss on the convertible note modification	—	(50,577)	—	(50,577)	—
(Loss)/gain on fair value of warrants	(1,569)	(1,892)	(1)	(5,202)	4
Gain on fair value of contingent earnout liabilities	7,261	2,014	—	9,275	—
Other income (expense), net	68	(120)	38	(88)	35
Loss before provision for income taxes	(14,428)	(66,578)	(4,216)	(107,091)	(21,807)
Provision for income taxes	—	—	—	—	—
Net loss	$(14,428)	$(66,578)	$(4,216)	$(107,091)	$(21,807)
Extinguishment of redeemable convertible preferred stock	—	—	13,051	—	13,051
Net income/(loss) attributable to common stockholders	$(14,428)	$(66,578)	$8,835	$(107,091)	$(8,756)
Net income/(loss) per share attributable to common stockholders, basic and diluted	$(0.08)	$(3.36)	$0.55	$(2.51)	$(0.56)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	183,177,088	19,832,992	16,003,558	42,684,938	15,629,179

Velo3D, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$207,602	$15,517
Short-term investments	15,483	—
Accounts receivable, net	12,778	1,232
Inventories	22,479	7,309
Contract assets	274	3,033
Prepaid expenses and other current assets	9,458	807
Total current assets	268,074	27,898
Property and equipment, net	10,046	1,006
Equipment on lease, net	8,366	2,855
Other assets	16,231	932
Total assets	$302,717	$32,691
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$9,882	$1,226
Accrued expenses and other current liabilities	9,414	2,512
Debt – current portion	5,114	3,687
Contract liabilities	22,252	4,702
Total current liabilities	46,662	12,127
Long-term debt – less current portion	2,956	4,316
Contingent earnout liabilities	111,487	—
Warrant liabilities	21,705	181
Other noncurrent liabilities	9,492	184
Total liabilities	192,302	16,808
Stockholders’ equity (deficit):
Redeemable convertible preferred stock, $0.00001 par value, 10,000,000 and 125,419,265 shares authorized as of December 31, 2021 and 2020, respectively; 0 and 117,734,383 shares issued as of December 31, 2021 and 2020, respectively, 0 and 117,734,383 shares outstanding as of December 31, 2021 and 2020; liquidation preference of $0 and $133,762 as of December 31, 2021 and 2020, respectively	—	123,704

Common stock, $0.00001 par value – 500,000,000 and 176,025,618 shares authorized at December 31, 2021 and 2020, 183,232,494 and 16,003,558 shares issued and outstanding as of December 31, 2021 and 2020, respectively	2	1
Additional paid-in capital	340,294	14,954
Accumulated other comprehensive loss	(14)	—
Accumulated deficit	(229,867)	(122,776)
Total stockholders’ equity (deficit)	110,415	(107,821)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$302,717	$32,691

Velo3D, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
Cash flows from operating activities
Net loss	$(14,428)	$(66,578)	$(4,216)	$(107,091)	$(21,807)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	894	584	389	2,170	1,240
Amortization of deferred loan costs	837	—	—	837	—
Stock-based compensation	2,617	676	212	4,368	1,455
Loss on convertible note modification	—	50,577	—	50,577	—
Loss/(gain) on fair value of warrants	1,569	3,633	1	5,202	(4)
Gain on fair value of contingent earnout liabilities	(7,262)	(2,014)	—	(9,276)	—
Changes in assets and liabilities
Accounts receivable	(6,220)	(2,678)	1,532	(11,546)	742
Inventories	(4,988)	(1,743)	(1,360)	(8,010)	(2,743)
Contract assets	1,236	(1,350)	(2,360)	2,759	(2,493)
Prepaid expenses and other current assets	(5,861)	(19)	652	(7,628)	1,077
Other assets	(12,092)	(251)	400	(14,499)	466
Accounts payable	2,128	(5,548)	134	1,876	(490)
Accrued expenses and other liabilities	3,478	(369)	215	6,878	(1,024)
Contract liabilities	5,136	5,224	(1,720)	17,550	(2,389)
Other noncurrent liabilities	7,818	1,612	(430)	9,429	(476)
Net cash used in operating activities	(25,138)	(18,244)	(6,551)	(56,404)	(26,446)
Cash flows from investing activities
Purchase of property and equipment	(8,085)	(933)	(176)	(9,619)	(401)
Production of equipment for lease to customers	(1,561)	(1,875)	(74)	(8,480)	(3,028)
Purchases of available-for-sale investments	(15,491)	—	—	(15,491)	—
Net cash used in investing activities	(25,137)	(2,808)	(250)	(33,590)	(3,429)
Cash flows from financing activities
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs	—	—	(125)	—	28,153
Proceeds from Merger, net of transaction costs	(19,913)	143,183	—	123,270	—
Proceeds from PIPE financing	—	155,000	—	155,000	—
Proceeds from loan refinance	—	5,000	2,324	19,339	2,324
Repayment of term loan	(20,286)	(109)	(420)	(25,283)	(420)
Repayment of property and equipment loan	—	(833)	—	(833)	—
Proceeds from term loan revolver facility	—	3,000	—	3,000	—
Proceeds from equipment loans	—	2,219	(1,550)	5,419	—
Repayment of equipment loans	(533)	(242)	370	(2,411)	—
Proceeds from convertible notes	—	—	52	5,000	5,467
Issuance of common stock upon exercise of stock options	72	30	—	385	53
Net cash provided by/(used in) financing activities	(40,660)	307,248	651	282,886	35,577
Effect of exchange rate on cash and cash equivalents	(7)	—	—	(7)	—
Net change in cash and cash equivalents	(90,942)	286,196	(6,150)	192,885	5,702

Cash and cash equivalents and restricted cash at beginning of period	299,344	13,148	21,667	15,517	9,815
Cash and cash equivalents and restricted cash at end of period	$208,402	$299,344	$15,517	$208,402	$15,517
Supplemental disclosure of cash flow information
Cash paid for interest	560	577	274	1,417	461
Supplemental disclosure of non-cash information
Extinguishment of redeemable convertible preferred stock	—	—	—	—	13,274
Conversion of convertible notes to Series D redeemable convertible preferred stock	—	5,000	—	5,000	6,967
Unpaid liabilities related to property and equipment	1,271	3,231	216	1,271	216
Conversion of warrants into redeemable convertible preferred stock, net settlement	—	899	—	899	—
Conversion of redeemable convertible preferred stock into common stock	—	180,180	—	180,180	—
Conversion of warrants into common stock, net settlement	—	3,635	—	3,635	—
Reclassification of warrants liability upon the reverse recapitalization	—	21,051	—	21,051	—
Reclassification of contingent earnout liability upon the reverse recapitalization	—	120,763	—	120,763	—
Issuance of common stock warrants in connection with financing	—	182	27	316	27

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